Exhibit 10.5
SECOND AMENDMENT TO LOAN AGREEMENT
by and between
HRHH DEVELOPMENT TRANSFEREE, LLC,
as Borrower
and
EASTERN CAPITAL FUND I SPE (VEGAS PARADISE) LLC,
as Lender
Dated: As of December 24, 2009

SECOND AMENDMENT TO LOAN AGREEMENT
THIS SECOND AMENDMENT TO LOAN AGREEMENT, dated as of December 24, 2009 (this “Amendment”), is made by and between EASTERN CAPITAL FUND I SPE (VEGAS PARADISE) LLC, a Delaware limited liability company (together with its, successors and assigns, as successor in interest to Original Lender (defined below), “Lender”), and HRHH DEVELOPMENT TRANSFEREE, LLC, a Delaware limited liability company, having its principal place of business c/o Morgans Hotel Group Co., 475 Tenth Avenue, New York, New York 10018, Attention: Marc Gordon, Chief Investment Officer (“Borrower”) and agreed to and accepted by EASTERN CAPITAL FUND I SPE (VEGAS PARADISE AFFILIATE) LLC, a Delaware limited liability company (“Eastern Affiliate”), and NRFC UL HOLDINGS, LLC, a Delaware limited liability company (“NRFC”).
W I T N E S S E T H:
WHEREAS, Column Financial Inc., a Delaware corporation (“Original Lender”), made a mortgage loan to Borrower in the original principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00) (the “Loan”) pursuant to that certain Loan Agreement, dated as of August 1, 2008, by and between Original Lender and Borrower (the “Original Loan Agreement”), as amended by (i) that certain First Amendment to Loan Agreement, dated as of November 10, 2008, between Borrower and Original Lender (the “First Amendment”), (ii) that certain Letter Agreement, dated as of August 7, 2009, from TriMont Real Estate Advisors, Inc., as servicer and asset manager on behalf of Lender (“Servicer”), to Borrower (the “First Letter Agreement”), (iii) that certain Letter Agreement, dated as of September 4, 2009, from Servicer, on behalf of Lender, to Borrower (the “Second Letter Agreement”) and (iv) that certain Letter Agreement, dated as of October 9, 2009, from Servicer, on behalf of Lender, to Borrower (the “Third Letter Agreement”; together with the Original Loan Agreement, the First Amendment, the First Letter Agreement and the Second Letter Agreement, collectively, the “Loan Agreement”);
WHEREAS, the Loan is evidenced by that certain Promissory Note, dated as of August 1, 2008, in the original principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00), made by Borrower and payable to Original Lender (the “Original Note”), which Original Note is secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing), dated as of August 1, 2008, executed by Borrower for the benefit of Original Lender and recorded in the Official Records of Clark County, Nevada (the “Official Records”) (the “Original Mortgage”);
WHEREAS, pursuant to that certain Participation Agreement, dated as of August 1, 2008, between Original Lender, as Initial Participation A Holder, and NRFC, as Initial Participation B Holder (the “Original Participation Agreement”), Original Lender created a $20,000,000.00 Participation A interest and a $30,000,000.00 Participation B interest in the Loan and conveyed the $30,000,000.00 Participation B interest to NRFC;

WHEREAS, pursuant to that certain First Amendment to Participation Agreement, dated as of November 10, 2008, by and among Original Lender, as Initial Participation A-1 Holder, Original Lender, as Initial Participation A-2 Holder, and NRFC, as Initial Participation B Holder (the “First Amendment to Participation Agreement”), Original Lender split the $20,000,000.00 Participation A interest into a Participation A-1 interest and a Participation A-2 Interest;
WHEREAS, as of the date hereof, Lender is the owner of the Participation A-1 interest and Eastern Affiliate is the owner of the Participation A-2 interest pursuant to those certain Assignment and Assumption Agreements, each dated as of November 12, 2008, between Original Lender and Lender and between Original Lender and Eastern Affiliate, respectively;
WHEREAS, simultaneously herewith, Lender, Eastern Affiliate and NRFC are entering into that certain First Amended and Restated Participation Agreement, dated as of the date hereof (the “Participation Agreement”), which Participation Agreement amends and restates, in its entirety, the terms and provisions of the Original Participation Agreement, as amended by the First Amendment to Participation Agreement;
WHEREAS, Borrower has requested, and Lender has agreed, to amend the Loan Agreement to, among other things, increase the Loan amount by $3,850,000.00 and to otherwise modify the terms of the Loan and the Loan Agreement in certain other respects;
WHEREAS, in connection with the foregoing, Borrower and Lender are simultaneously herewith amending and restating the Original Note in its entirety to, among other things, increase the principal amount of the Loan by $3,850,000.00 to a principal amount of $53,850,000.00, pursuant to that certain Amended and Restated Promissory Note in the stated principal amount of $53,850,000.00, dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”), and Borrower and Lender are amending the Original Mortgage to secure the increased obligations of Borrower under the Note pursuant to that certain First Amendment to Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (Fixture Filing), dated as of the date hereof, between Borrower and Lender, to be recorded in the Official Records (collectively with the Original Mortgage, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage”) (the Loan Agreement, the Note and the Mortgage, together with all of the other “Loan Documents” (as such term is defined in the Loan Agreement) as the same are being amended as of the date hereof, are collectively referred to herein as the “Loan Documents”);
WHEREAS, simultaneously herewith, Borrower is entering into that certain Contingent Interest Promissory Note for the benefit of NRFC (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Contingent Interest Promissory Note”), dated as of the date hereof, which Contingent Interest Promissory Note evidences the obligation of Borrower to pay NRFC the

Contingent Interest (as defined in the Contingent Interest Promissory Note) pursuant to the terms thereof;
WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement; and
WHEREAS, the parties hereto now desire to amend and modify the Loan Agreement as hereinafter set forth;
NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Amendment by this reference, and for $10 (ten dollars) other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties hereto, Borrower and Lender hereby agree as follows:
1. Reaffirmation of Loan Documents. Borrower reaffirms all of its obligations under the Loan Agreement as modified herein and the other Loan Documents and Borrower acknowledges that, as of the date hereof, it has no claims, counterclaims, offsets, rights of setoff or defenses whatsoever with respect to the payment of sums now or hereafter payable or the performance of any other obligations under the Loan Agreement, as amended herein, or any of the other Loan Documents.
2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
(a) Each reference in the Loan Agreement to the dollar amount “$50,000,000.00” shall be deleted and replaced with a reference to the dollar amount “$53,850,000.00”.
(b) Each reference in the Loan Agreement to “FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00)” shall be deleted and replaced with a reference to “FIFTY-THREE MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($53,850,000.00)”.
(c) Each reference in the Loan Agreement to “Lender” shall be deemed to refer to Lender (as defined in this Amendment).
(d) The following new definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:
“A Piece Holder” shall mean the Participation A Holder as such term is defined in the Participation Agreement.
“Accepted Affiliate Refinancing” shall mean any Affiliate Refinancing with respect to which Borrower has demonstrated, to Lender’s reasonable satisfaction, that Borrower followed a competitive marketing process in connection with obtaining such financing; it being agreed that Borrower shall deliver copies of all financing proposals received by Borrower from Qualified Lenders to Lender and, if such Qualified Lender proposals contain terms and provisions that are less favorable to Borrower than the terms and provisions of any proposed Affiliate Refinancing (taking into account all relevant factors, including, without limitation, monetary and non-monetary terms and provisions, the Borrower, the Property, and market conditions) and Borrower has received at least two (2) such proposals from Qualified Lenders, then Borrower shall be deemed to have followed a competitive marketing process. Notwithstanding the foregoing, if confidentiality provisions with a Qualified Lender prohibit Borrower from disclosing a financing proposal in full, Borrower shall be permitted to deliver to Lender a redacted copy of such financing proposal, provided that the financing proposal, as redacted, continues to reflect all of the economic terms of such proposal. Lender shall notify Borrower within five (5) Business Days of Lender’s receipt of all financing proposals submitted to Borrower by Qualified Lenders that a proposed Affiliate Refinancing is an Accepted Affiliate Refinancing.
“Additional Interest Reserve Funds” shall have the meaning set forth in Section 7.2.1(b) hereof.
“Affiliate Refinancing” shall mean any refinancing of the Loan provided by an affiliate of a DLJ Party or a Credit Suisse Party.
“B Piece Holder Mezzanine Loan” shall have the meaning set forth in Section 9.8 hereof.
“B Piece Holder Mezzanine Loan Documents” shall have the meaning set forth in Section 9.8 hereof.
“Borrower’s Deposited Interest Reserve Funds” shall have the meaning set forth in Section 7.2.1(b) hereof.
“Consensual Foreclosure” shall mean the transfer of the Property to Lender or its Designee by foreclosure pursuant to and in accordance with the Consensual Foreclosure Documents.
“Consensual Foreclosure Documents” shall have the meaning set forth in the Deed in Lieu Event Agreement.
“Contingent Interest” shall have the meaning set forth in the Contingent Interest Promissory Note.
“Contingent Interest Promissory Note” shall mean that certain Contingent Interest Promissory Note, dated as of the date hereof, made by

Borrower in favor of B Piece Holder, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Credit Suisse Party” shall mean Credit Suisse Securities (USA) LLC, a Delaware limited liability company, Column Financial, Inc., a Delaware corporation, and/or any of their respective Affiliates.
“DLJ Party” shall mean one or more of DLJ Merchant Banking, Inc., a Delaware corporation, DLJ Merchant Banking Partners IV, L.P., a Delaware limited partnership, DLJ Offshore Partners IV, L.P., a Cayman Islands limited partnership, DLJ Merchant Banking Partners IV (Pacific), L.P., an Ontario limited partnership, MBP IV Plan Investors, L.P., a Bermuda limited partnership, DLJMB HRH Co-Investments, L.P., a Delaware limited partnership, and DLJ MB IV HRH, LLC, a Delaware limited liability company, and/or any of their respective Affiliates.
“Deed” shall have the meaning set forth in the Deed in Lieu Event Agreement.
“Deed in Lieu Event” shall mean an Event of Default.
“Deed in Lieu Event Agreement” shall mean that certain Deed In Lieu Event Agreement, dated as of the date hereof, by and between Borrower and Lender.
“Deed in Lieu Notice” shall have the meaning set forth in Section 13.2 hereof.
“Designee” shall have the meaning set forth in the Deed in Lieu Event Agreement.
“Escrow Agreement” shall have the meaning set forth in the Deed in Lieu Event Agreement.
“Escrowed Documents” shall have the meaning set forth in the Deed in Lieu Event Agreement.
“Exit Fee” shall have the meaning set forth in Section 2.8 hereof.
“Extension Interest Reserve Replenishment Amount” shall have the meaning set forth in Section 2.7.1(d) hereof.
“Extension Tax and Insurance Reserve Replenishment Amount” shall have the meaning set forth in Section 2.7.1(e) hereof.

“Fair Market Value” shall mean the fair market value of the Property as determined by an MAI appraisal performed by an appraiser with at least ten (10) years of experience with similar properties located in Las Vegas, Nevada commissioned by B Piece Holder, the cost of which appraisal shall be paid solely by Borrower.
“Gross Refinancing Proceeds” shall mean, in connection with the payment in full of the Loan, the maximum principal amount of loan proceeds required to be advanced to Borrower (including any mandatory future advances) pursuant to definitive loan documents between Borrower and a refinancing lender and secured by a lien on the Property.
“Gross Sale Proceeds” shall mean all proceeds received by Borrower in connection with and on account of a sale of the Property.
“Interest Reserve Replenishment Amount” shall have the meaning set forth in Section 7.2.1(b) hereof.
“Mezzanine Borrower” shall have the meaning set forth in Section 9.8 hereof.
“Minimum Interest Reserve Deposit” shall have the meaning set forth in Section 7.2.1(a) hereof.
“Minimum Tax and Insurance Reserve Deposit” shall have the meaning set forth in Section 7.1(a) hereof.
“Net Refinancing Proceeds” shall mean Gross Refinancing Proceeds less (i) any amounts required by a refinancing lender to be deposited into interest, tax and/or insurance escrows at the closing of a refinancing, so long as such refinancing is not an Accepted Affiliate Refinancing and such refinancing is a land loan relating solely to the Property and not part of a larger construction financing secured by other property; provided, however, that if such refinancing is an Accepted Affiliate Refinancing, then the maximum interest reserve escrow amounts to be deducted from Gross Refinancing Proceeds pursuant to this subclause shall not exceed an amount equal to two (2) years of interest on the Loan calculated at an interest rate equal to the then current LIBOR in effect at the time of such refinancing plus 17.9%, and (ii) the lesser of (a) fees and expenses actually incurred and paid or to be paid to third parties by Borrower in connection with the refinancing of the Property and (b) three percent (3%) of Gross Refinance Proceeds.

“Net Sale Proceeds” shall mean Gross Sale Proceeds minus the lesser of (i) fees and expenses actually incurred and paid by Borrower in connection with the sale of the Property and (ii) six percent (6%) of Gross Sale Proceeds.
“Omnibus Amendment” shall mean that certain Omnibus Amendment to Loan Documents, dated as of December 24, 2009, by and between Lender and Borrower.
“Participation Agreement” shall mean that certain First Amended and Restated Participation Agreement, dated as of December 24, 2009, by and among Eastern Capital Fund I SPE (Vegas Paradise) LLC, as Participation A-1 Holder, Eastern Capital Fund I SPE (Vegas Paradise Affiliate) LLC, as Participation A-2 Holder, and NRFC UL Holdings, LLC, as Participation B Holder, as the same may be further amended, restated or otherwise modified from time to time.
“Qualified Lender” shall mean any Person regularly in the business of making loans secured by commercial real estate who meets the definition of a Qualified Guarantor Transferee and who is unaffiliated with all DLJ Parties and all Credit Suisse Parties.
“Reserve Advances” shall mean, collectively, the B Piece Interest Reserve Fund Advance, the B Piece Tax and Insurance Escrow Advance, the Second B Piece Interest Reserve Fund Advance and the Second B Piece Tax and Insurance Escrow Advance.
“Second Amendment to Loan Agreement” shall mean that certain Second Amendment to Loan Agreement, dated as of December 24, 2009, by and between Lender and Borrower.
“Second B Piece Interest Reserve Fund Advance” shall mean the advance of $515,589.72 made by B Piece Holder on November 9, 2009, as additional proceeds of the Loan pursuant to the terms hereof.
“Second B Piece Tax and Insurance Escrow Advance” shall mean the advance of $159,410.28 made by B Piece Holder on November 9, 2009, as additional proceeds of the Loan pursuant to the terms hereof.
“Tax and Insurance Reserve Replenishment Amount” shall have the meaning set forth in Section 7.1(b) hereof.
(e) The definition of “A Piece Percentage” set forth in the Third Letter Agreement is hereby deleted in its entirety and replaced with the following:

““A Piece Percentage” shall mean (a) prior to any Assumption, (i) in connection with any prepayment of the Loan other than from the proceeds of the Five Acre Release Price, thirty-seven and one hundred forty thousandths of one percent (37.140%), and (ii) in connection with any prepayment of the Loan from the proceeds of the Five Acre Release Price, one hundred percent (100%); and (b) in connection with any prepayment of the Loan after any Assumption and payment in full of the Five Acre Release Price, zero percent (0%), in all cases as the same may be adjusted from time to time to reflect paydowns of principal in accordance with the terms of this Agreement.”
(f) The definition of “A Piece Prime Rate Spread” set forth in the First Amendment is hereby deleted in its entirety and replaced with the following:
““A Piece Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (i)(a) prior to the Initial Maturity Date, LIBOR plus 1500 basis points on the date LIBOR was last applicable to the Loan and (b) from and after the Initial Maturity Date through and including the Maturity Date, LIBOR plus 2000 basis points on the date LIBOR was last applicable to the Loan, and (ii) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.”
(g) The definition of “Applicable A Interest Rate” set forth in the First Amendment is hereby deleted in its entirety and replaced with the following:
““Applicable A Interest Rate” shall mean (a)(i) prior to the Initial Maturity Date, the lesser of (A) a per annum interest rate equal to LIBOR plus 1500 basis points for a LIBOR Loan and (B) 2500 basis points and (ii) from and after the Initial Maturity Date through and including the Maturity Date, the lesser of (A) a per annum interest rate equal to LIBOR plus 2000 basis points for a LIBOR Loan and (B) 2500 basis points, or (b) for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3(c) or (f) hereof, the lesser of (A) the Prime Rate plus the A Piece Prime Rate Spread and (B) 2500 basis points.”
(h) The definition of “Applicable B Interest Rate” set forth in the First Amendment is hereby deleted in its entirety and replaced with the following:
““Applicable B Interest Rate” shall mean a rate equal to the lesser of (a) (i) a per annum interest rate equal to LIBOR plus 200 basis points for a LIBOR Loan or (ii) the Prime Rate plus the B Piece Prime Rate Spread for a Prime Rate Loan if the Loan is

converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3(c) or (f) hereof, and (b) 250 basis points (2.50%).”
(i) The definition of “B Piece Additional Advance” set forth in the Third Letter Agreement is hereby deleted in its entirety and replaced with the following:
““B Piece Additional Advance” shall mean the advance of $2,825,000.00 made by B Piece Holder on December 24, 2009, as additional proceeds of the Loan pursuant to the terms of this Agreement.”
(j) The definition of “B Piece Holder” set forth in the Third Letter Agreement is hereby amended and restated as follows:
““B Piece Holder” shall mean the Participation B Holder as such term is defined in the Participation Agreement.”
(k) The definition of “B Piece Interest Reserve Fund Advance” set forth in the Third Letter Agreement is hereby amended and restated as follows:
““B Piece Interest Reserve Fund Advance” shall mean the advance of $253,260.57 made by B Piece Holder on October 9, 2009, as additional proceeds of the Loan pursuant to the terms hereof.”
(l) The definition of “B Piece Percentage” set forth in the Third Letter Agreement is hereby deleted in its entirety and replaced with the following:
““B Piece Percentage” shall mean (a) prior to any Assumption, (i) in connection with any prepayment of the Loan other than from the proceeds of the Five Acre Release Price, sixty-two and eight hundred sixty thousandths of one percent (62.860%), and (ii) in connection with any prepayment of the Loan from the proceeds of the Five Acre Release Price, zero percent (0%); and (b) in connection with any prepayment of the Loan after any Assumption and payment in full of the Five Acre Release Price, one hundred percent (100%), in all cases as the same may be adjusted from time to time to reflect paydowns of principal in accordance with the terms of this Agreement.”
(m) The definition of “B Piece Prime Rate Spread” set forth in the First Amendment is hereby deleted in its entirety and replaced with the following:
““B Piece Prime Rate Spread” shall mean the difference (expressed as the number of basis points) between (i) LIBOR plus 200 basis points on the date LIBOR was last applicable to the Loan and (ii) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.”
(n) The definition of “B Piece Tax and Insurance Escrow Advance” set forth in the Third Letter Agreement is hereby amended and restated as follows:
““B Piece Tax and Insurance Escrow Advance” shall mean the advance of $96,739.43 made by B Piece Holder on October 9, 2009, as additional proceeds of the Loan pursuant to the terms hereof.”
(o) The definition of “Debt” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Debt” shall mean the aggregate outstanding principal amount set forth in, and evidenced by, this Agreement, the Contingent Interest Promissory Note, the Note, together with all interest accrued and unpaid thereon and all other sums (including, if applicable, any Breakage Costs and/or Prepayment Premium) due to Lender (and, with respect to the Contingent Interest Promissory Note, due to B Piece Holder) in respect of the Loan under the Note, the Contingent Interest Promissory Note, this Agreement, the Mortgage and the other Loan Documents.”
(a) The definition of “First Extended Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““First Extended Maturity Date” shall mean February 9, 2013, as the same may be extended pursuant to Section 2.7 hereof.”
(b) The definition of “Initial Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Initial Maturity Date” shall mean February 9, 2012, as the same may be extended pursuant to Section 2.7 or Section 5.2.11(b)(i) hereof.”
(c) The definition of “Interest Reserve Account” set forth in Section 1.1 of the Loan Agreement shall be deleted in its entirety and replaced with the following:
““Interest Reserve Account” shall have the meaning set forth in Section 7.2.1(d) hereof.”
(d) The definition of “Interest Reserve Fund” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

““Interest Reserve Fund” shall have the meaning set forth in Section 7.2.1(d) hereof.”
(e) The definition of “Loan Documents” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Loan Documents” shall mean, collectively, this Agreement, the Contingent Interest Promissory Note, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the O&M Agreement, the Assignment of Management Agreement, if applicable, the Non-Recourse Guaranty, the Cash Management Agreement, the Insurance Agreement, the Collateral Assignment of Hard Rock Pool License, the Collateral Assignment of Intellectual Property License Agreement, the Option Agreement, the Deed in Lieu Event Agreement, the Escrow Agreement, the Escrowed Documents and all other documents executed and/or delivered in connection with the Loan, as any of the foregoing hereafter may be amended, restated, replaced, supplemented or otherwise modified from time to time.”
(f) The definition of “Note” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Note” shall mean that certain Amended and Restated Promissory Note, dated as of December 24, 2009, in the stated principal amount of FIFTY- THREE MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($53,850,000.00), between Borrower and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.”
(g) The definition of “Prepayment Premium” set forth in the First Amendment is hereby deleted in its entirety and replaced with the following:
““Prepayment Premium” shall mean an amount equal to the following: (i) with respect to any prepayment on or before February 9, 2011, the greater of (a) Spread Maintenance and (b) five percent (5%) of the principal balance of the Loan being prepaid, (ii) with respect to any prepayment after February 9, 2011 through but excluding the Initial Maturity Date, five percent (5%) of the principal balance of the Loan being prepaid, and (iii) with respect to any prepayment from and after the Initial Maturity Date, zero percent (0%) of the principal balance of the Loan being prepaid.”
(h) The definition of “Second Extended Maturity Date” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

““Second Extended Maturity Date” shall mean February 9, 2014.”
(i) The definition of “Spread” set forth in the First Amendment is hereby deleted in its entirety and replaced with the following:
““Spread” shall mean, subject to application of the Default Rate, a blended rate calculated by Lender based on the Applicable A Interest Rate on the A Piece Percentage of the Loan and the Applicable B Interest Rate on the B Piece Percentage of the Loan, in each case based on the Outstanding Principal Balance as of the date of such calculation.”
(j) The definition of “Spread Maintenance” set forth in the First Amendment is hereby deleted in its entirety and replaced with the following:
““Spread Maintenance” shall mean, with respect to any prepayment of the Loan prior to the February 9, 2011, an amount equal to the product of (a) the A Piece Percentage of such prepayment, (b) 1500 basis points, and (c) a fraction, the numerator of which shall equal the actual number of days from the date of such prepayment through the February 9, 2011 and the denominator of which is 360.”
(k) “The definition of “Tax and Insurance Escrow Account” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Tax and Insurance Escrow Account” shall have the meaning set forth in Section 7.1(c) hereof.”
(l) “The definition of “Tax and Insurance Escrow Fund” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.1(c) hereof.”
(m) Each of the following definitions set forth in the Loan Agreement is hereby deleted therefrom in its entirety: “A Piece Prepayment Premium”, “Acceptable Counterparty”, “Accrued Interest”, “B Piece Current Pay Interest Rate”, “B Piece Current Pay Prime Rate Spread”, “B Piece Prepayment Premium”, “Counterparty”, “Collateral Assignment of Interest Rate Cap”, “Interest Rate Cap Agreement”, “Replacement Interest Rate Cap Agreement” and “Strike Price”.
(n) Section 2.1.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“2.1.2 Disbursements of Loan Proceeds to Borrower.

(a) On the Closing Date, Original Lender made an initial advance of the Loan to Borrower in the amount of $50,000,000.00. On October 9, 2009, B Piece Holder made (i) the B Piece Interest Reserve Fund Advance, which B Piece Interest Reserve Fund Advance was deposited into the Interest Reserve pursuant to Section 7.2.1 hereof and shall be disbursed in accordance with Section 7.2.2 hereof and (ii) the B Piece Tax and Insurance Escrow Advance, which B Piece Tax and Insurance Escrow Advance was deposited into the Tax and Insurance Escrow Account and shall be applied in accordance with Section 7.1 hereof. On November 9, 2009, B Piece Holder made (i) the Second B Piece Interest Reserve Fund Advance, which Second B Piece Interest Reserve Fund Advance was deposited into the Interest Reserve pursuant to Section 7.2.1 hereof and shall be disbursed in accordance with Section 7.2.2 hereof and (ii) the Second B Piece Tax and Insurance Escrow Advance, which Second B Piece Tax and Insurance Escrow Advance was deposited into the Tax and Insurance Escrow Account and shall be applied in accordance with Section 7.1 hereof. The parties hereto agree that, for all purposes under this Agreement (except as otherwise expressly provided), the Reserve Advances shall be included when calculating the Outstanding Principal Balance of the Loan and the Outstanding Principal Balance of the Loan (expressly including the Reserve Advances) shall accrue interest at the Applicable Interest Rate in accordance with Section 2.2 hereof.
(b) On December 24, 2009, pursuant to Section 7.2.1 hereof, B Piece Holder shall make the B Piece Additional Advance to be deposited into and disbursed from the Interest Reserve Account in accordance with Section 7.2.2 hereof. The parties hereto agree that, for all purposes under this Agreement, the B Piece Additional Advance shall be included when calculating the Outstanding Principal Balance of the Loan and the Outstanding Principal Balance of the Loan (expressly including the B Piece Additional Advance) shall accrue interest at the Applicable Interest Rate in accordance with Section 2.2 hereof. Neither Lender nor B Piece Holder is funding any portion of the Loan from any account holding “plan assets” of one or more plans within the meaning of 29 C.F.R. 2510.3-101 unless the Loan does not constitute a non-exempt prohibited transaction under ERISA.”
(o) Section 2.2.1 of the Loan Agreement and Section 3 of the Second Letter Agreement are hereby deleted in their entirety and replaced with the following:
“2.2.1 Interest Generally. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, interest on the Outstanding Principal Balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate. Borrower shall pay to Lender (a) on each Payment Date from the Closing Date to but excluding August 9, 2009, the interest accrued on the Outstanding Principal Balance of the Loan at the Applicable Interest Rate for the preceding Interest Period and (b) on each Payment Date from August 9, 2009 to but excluding the Maturity Date, (i) the interest accrued on the A Piece Percentage of the Outstanding Principal Balance of the Loan for the preceding Interest Period at the Applicable A Interest Rate plus (ii) the interest accrued on the B Piece Percentage of the Outstanding Principal Balance of the Loan for the preceding Interest Period at the Applicable B Interest Rate.”
(p) The first sentence of Section 2.2.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the Outstanding Principal Balance and shall accrue on a monthly basis as and to the extent provided in Section 2.2.1 hereof.”
(q) Section 2.2.3(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“(a) Subject to Section 2.2.1 hereof, the Applicable Interest Rate shall be: (i) LIBOR plus the Spread with respect to the applicable Interest Period for a LIBOR Loan or (ii) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3(c) or (f) hereof, subject in both of the foregoing instances to the terms of Section 5.2.11(b)(ii) hereof.
(r) Section 2.2.3(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“(b) Subject to the terms and conditions of Section 2.2.1 hereof and this Section 2.2.3, the Loan shall be a LIBOR Loan and interest shall accrue on the Outstanding Principal Balance at LIBOR plus the Spread for the applicable Interest Period. Any change in the Applicable Interest Rate hereunder due to a change in LIBOR shall become effective as of the opening of business on the first day of the applicable Interest Period.”
(s) Section 2.2.7 of the Loan Agreement is hereby amended to include the following provision as a new Section 2.2.7(g):
“(g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, Borrower shall not be required to purchase, deliver or maintain an Interest Rate Cap Agreement or a Replacement Interest Rate Cap Agreement with respect to the period from August 9, 2009 to and including the Maturity Date.”

(t) Section 2.3.1(a) of the Loan Agreement is hereby amended by adding the following at the beginning thereof:
“Subject to Section 2.2.1 hereof,”.
(u) Section 2.3 of the Loan Agreement is hereby amended to include the following provision as a new Section 2.3.5:
“2.3.5 Payment on Contingent Interest Promissory Note. Notwithstanding anything to the contrary in this Agreement, Borrower’s obligations with respect to the payment and performance of the Contingent Interest under the Contingent Interest Promissory Note shall be due and payable only to the extent provided in, and interpreted in accordance with, this Agreement and the Contingent Interest Promissory Note.
(v) Subclause (ii) of Section 2.4.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“(ii) the Prepayment Premium, if any, due with respect to the amount prepaid, and”
(w) Section 2.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Section 2.7 Extensions of the Initial Maturity Date. Borrower shall have the option (each, an “Extension Option”) to extend the term of the Loan beyond the Initial Maturity Date for two (2) successive terms (each, an “Extension Term”) of one (1) year each (the Initial Maturity Date following the exercise of each Extension Option being the “Extended Maturity Date”) pursuant to this Section 2.7.
2.7.1 First Extension Option. Borrower shall have the right to extend the term of the Loan from the Initial Maturity Date to the First Extended Maturity Date (the “First Extension Option”; and the period commencing on the first (1st) day following the Initial Maturity Date and ending on the First Extended Maturity Date being referred to herein as the “First Extension Term”), provided that all of the following conditions are satisfied or waived by Lender in writing:
(a) no monetary Default nor any Event of Default shall have occurred and be continuing at the time the First Extension Option is exercised or on the date that the First Extension Term commences;
(b) Borrower shall notify Lender in writing of its irrevocable election to exercise the First Extension Option no less than ninety (90) days prior to the Initial Maturity Date;

(c) not later than one (1) Business Day immediately preceding the first (1st) day of the First Extension Term, all accrued and unpaid interest (excluding Contingent Interest due under the Contingent Interest Promissory Note) and any unpaid or unreimbursed amounts in respect of the Loan and any other sums then due to Lender hereunder or under any of the other Loan Documents shall have been paid in full;
(d) Borrower shall have deposited into the Interest Reserve Account an amount equal to Lender’s reasonable estimate of twelve (12) months of estimated Monthly Interest Payments, as calculated based on a five (5) year 30-day LIBOR forward curve as reported by Bloomberg on the date of such calculation (the “Extension Interest Reserve Replenishment Amount”), no later than fifteen (15) days immediately preceding the first (1st) day of the First Extension Term, which Extension Interest Reserve Replenishment Amount shall be applied by Lender in accordance with Section 7.2.2 hereof;
(e) Borrower shall have deposited into the Tax and Insurance Escrow Account an amount equal to Lender’s reasonable estimate of twelve (12) months of Taxes and Insurance Premiums payable with respect to the Property (the “Extension Tax and Insurance Reserve Replenishment Amount”) not later than fifteen (15) days immediately preceding the first (1st) day of the First Extension Term, which Extension Tax and Insurance Reserve Replenishment Amount shall be applied by Lender in accordance with Section 7.1 hereof;
(f) Borrower shall have delivered to Lender a “110.5A” (extension of maturity date) endorsement to the Title Insurance Policy; and
(g) Borrower shall have reimbursed Lender for all costs reasonably incurred by Lender in processing the extension request, including, without limitation, reasonable legal fees and expenses; provided, however, that in no event shall Borrower be required to pay any such fees, costs or expenses in excess of $20,000.
2.7.2 Second Extension Option. Borrower shall have the right to extend the term of the Loan beyond the First Extended Maturity Date to the Second Extended Maturity Date (the “Second Extension Option”; and the period commencing on the first (1st) day following the First Extended Maturity Date and ending on the Second Extended Maturity Date being referred to herein as the “Second Extension Term”), provided that all of the following conditions are satisfied or waived by Lender in writing:

(a) no monetary Default nor any Event of Default shall have occurred and be continuing at the time the Second Extension Option is exercised or on the date that the Second Extension Term commences;
(b) Borrower shall notify Lender in writing of its irrevocable election to exercise the Second Extension Option no less than ninety (90) days prior to the First Extended Maturity Date;
(c) not later than one (1) Business Day immediately preceding the first (1st) day of the Second Extension Term, all accrued and unpaid interest (excluding Contingent Interest due under the Contingent Interest Promissory Note) and any unpaid or unreimbursed amounts in respect of the Loan and any other sums then due to Lender hereunder or under any of the other Loan Documents shall have been paid in full;
(d) Borrower shall have deposited into the Interest Reserve Account the Extension Interest Reserve Replenishment Amount no later than fifteen (15) days immediately preceding the first (1st) day of the Second Extension Term, which Extension Interest Reserve Replenishment Amount shall be applied by Lender in accordance with Section 7.2.2 hereof;
(e) Borrower shall have deposited into the Tax and Insurance Escrow Account the Extension Tax and Insurance Reserve Replenishment Amount not later than fifteen (15) days immediately preceding the first (1st) day of the Second Extension Term, which Extension Tax and Insurance Reserve Replenishment Amount shall be applied by Lender in accordance with Section 7.1 hereof;
(f) Borrower shall have delivered to Lender a “110.5A” (extension of maturity date) endorsement to the Title Insurance Policy; and
(g) Borrower shall have reimbursed Lender for all costs reasonably incurred by Lender in processing the extension request, including, without limitation, reasonable legal fees and expenses; provided, however, that in no event shall Borrower be required to pay any such fees, costs or expenses in excess of $20,000.
(x) The following provision is hereby added to the Loan Agreement as a new Section 2.8:
“Section 2.8 Exit Fee. On any prepayment of the Loan, in whole or in part, or upon any other repayment of the Loan (including on the Maturity Date), and in addition to any other fees payable by Borrower pursuant to this Agreement, Borrower shall pay to Lender a fee (the “Exit Fee”) equal to 1.50% of the principal amount of the Loan being prepaid or repaid. Notwithstanding anything herein to the contrary, Borrower’s obligation to pay B Piece Holder the Contingent Interest pursuant to the terms and provisions of this Agreement and the Contingent Interest Promissory Note shall be subordinate to Borrower’s obligation to pay Lender the Exit Fee pursuant to this Section 2.8.
(y) Section 4.1.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and, except for the possible non-enforceability of certain Escrowed Documents and the Deed in Lieu Event Agreement under Nevada law and New York law, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).”
(z) All references in Section 4.3 of the Loan Agreement to “Brian Zaumeyer” are hereby deleted.
(aa) Section 7.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Section 7.1 Tax and Insurance Escrow Fund.
(a) Notwithstanding anything in this Agreement to the contrary, Borrower hereby agrees that at all times throughout the term of the Loan, including any Extension Terms, Borrower shall be required to maintain on deposit in the Tax and Insurance Escrow Account (as hereinafter defined) a minimum deposit equal to one-fourth (1/4th) of the annual estimated Taxes and Insurance Premiums payable with respect to the Property (the “Minimum Tax and Insurance Reserve Deposit”).
(b) On the Closing Date, Borrower deposited with Lender $950,000.00 on account of Taxes coming due after the Closing Date and through December 9, 2009 and $-0- on account of Insurance Premiums coming due after the Closing Date and through December 9, 2009. With respect to Taxes and Insurance Premiums payable with respect to the Property from December 9, 2009 through but not including February 9, 2010, the parties hereto agree that the Second B Piece Tax and Insurance Escrow Advance shall be used by Lender to make such payments. On December 24, 2009, Borrower deposited with Lender the amount of $860,000.00 (which amount represented Lender’s reasonable estimate of fifteen (15) months of Taxes and Insurance Premiums payable with respect to the Property (which fifteen (15) month estimation included the Minimum Tax and Insurance Reserve Deposit)) on account of Taxes and Insurance Premiums coming due from February 9, 2010 and through but not including December 9, 2010. On December 9, 2010, Borrower shall be required to replenish the Tax and Insurance Escrow Fund (as hereinafter defined) by depositing with Lender an amount sufficient, in the reasonable estimation of Lender, to cause the total deposits in the Tax and Insurance Escrow Account, as of such date, to be equal to sixteen (16) months of reasonably estimated Taxes and Insurance Premiums to be payable with respect to the Property (which sixteen (16) month estimation shall include the Minimum Tax and Insurance Reserve Deposit) (the “Tax and Insurance Reserve Replenishment Amount”). Additionally, additional amounts may be deposited with Lender from time to time pursuant to Section 2.7.1(e) and/or Section 2.7.2(e) hereof.
(c) All amounts deposited with Lender pursuant to Section 7.1(b) hereof, shall hereinafter be called the “Tax and Insurance Escrow Fund” and the account in which such amounts are held shall hereinafter be called the “Tax and Insurance Escrow Account”. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage. When making any tax or insurance payments with funds from the Tax and Insurance Escrow Fund, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale forfeiture, tax lien or title or claim thereof. To the extent sufficient amounts have been deposited into the Tax and Insurance Escrow Fund with Lender in compliance with this Section 2.7.1(e), Section 2.7.2(e) and this Section 7.1, it shall not be an Event of Default if the Insurance Premiums and/or the Taxes are not paid due to Lender’s failure to apply such amounts to the payment of the Insurance Premiums or Taxes on the respective dates on which each are due provided that Borrower has not impeded Lender’s attempt to pay such Insurance Premiums or Taxes. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower and when returning such excess amounts, Lender may deal with the Person shown on the records of Lender to be the owner of the Property.”
(bb) Section 7.2.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“7.2.1 Deposits to Interest Reserve Account.

(a) Notwithstanding anything herein to the contrary, Borrower hereby agrees that at all times throughout the term of the Loan, including any Extension Terms, Borrower shall be required to maintain on deposit in the Interest Reserve Account (as hereinafter defined) a minimum deposit equal to three (3) months of estimated Monthly Interest Payments, calculated based on a five (5) year 30-day LIBOR forward curve as reported by Bloomberg on the date of such calculation (the “Minimum Interest Reserve Deposit”).
(b) On the Closing Date, Borrower deposited with Lender the amount of $9,473,611.11, which amount was used by Lender to make all of the Monthly Interest Payments due with respect to the Loan from and after the Closing Date through but not including December 9, 2009. The parties hereto agree that the Second B Piece Interest Reserve Advance shall be used by Lender to make the Monthly Interest Payments due with respect to the Loan from December 9, 2009 through but not including February 9, 2010. On December 24, 2009 (i) Borrower deposited with Lender the amount of $2,140,000.00 into the Interest Reserve Account (the “Borrower’s Deposited Interest Reserve Funds”) and (ii) B Piece Holder deposited the B Piece Additional Advance into the Interest Reserve Account (the Borrower’s Deposited Interest Reserve Funds, together with the B Piece Additional Advance, collectively, the “Additional Interest Reserve Funds”). The Additional Interest Reserve Funds represent an amount, in the aggregate, equal to Lender’s reasonable estimate of at least fifteen (15) months of Monthly Interest Payments, calculated based on a five (5) year 30-day LIBOR forward curve as reported by Bloomberg on the date of such calculation (which fifteen (15) month estimate includes the Minimum Interest Reserve Deposit) and shall be used by Lender to make the Monthly Interest Payments due with respect to the Loan from February 9, 2010 through but not including December 9, 2011. The Additional Interest Reserve Funds shall constitute the Interest Reserve Fund for all purposes under the Loan Agreement and shall be held as additional collateral for the Loan and disbursed from the Interest Reserve Account in accordance with Section 7.2.2 hereof.
(c) On December 9, 2010, Borrower shall be required to replenish the Interest Reserve Account by depositing with Lender an amount sufficient, in the reasonable estimation of Lender, to cause the total deposits in the Interest Reserve Account, as of such date, to equal Lender’s reasonable estimate of sixteen (16) months of estimated Monthly Interest Payments (which sixteen (16) month estimation shall include the Minimum Interest Reserve Deposit (as hereinafter defined), as calculated based on a five (5) year 30-day LIBOR forward curve as reported by Bloomberg on the date of such calculation (the “Interest Reserve Replenishment Amount”), which Interest Reserve Replenishment Amount shall be disbursed from the Interest Reserve Account by Lender in accordance with Section 7.2.2 hereof.

(d) In addition to the foregoing, additional amounts may be deposited with Lender from time to time (a) pursuant to Section 2.6.2(b)(v), Section 2.7.1(d), Section 2.7.2(d) and/or Section 5.2.11(a)(viii) hereof, and/or (b) otherwise at Borrower’s election in its sole discretion from additional equity of Borrower. All amounts deposited with Lender pursuant to this Section 7.2.1 shall hereinafter be referred to as Borrower’s “Interest Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Interest Reserve Account”.”
(cc) Section 8.1(a) of the Loan Agreement is hereby amended as follows:
(i) Section 8.1(a)(xiii) of the Loan Agreement is hereby amended by adding “;” at the end thereof.
(ii) Section 8.1(a)(xiv) of the Loan Agreement is hereby amended by deleting the “or” at the end thereof.
(iii) Section 8.1(a)(xv) of the Loan Agreement is hereby amended by deleting the “.” at the end thereof and replacing it with “; or”.
(iv) The following provision shall be added to the Loan Agreement as a new Section 8.1(a)(xvi):
“(xvi) if at any time Lender reasonably determines that the amount on deposit in the Interest Reserve Account is less than the Minimum Interest Reserve Deposit, unless within three (3) Business Days following notice to Borrower of such default, Borrower deposits into the Interest Reserve Account an amount equal to the Minimum Interest Reserve Deposit less the amount then on deposit in the Interest Reserve Account; or”
(v) The following provision shall be added to the Loan Agreement as a new Section 8.1(a)(xvii):
“(xvii) if at any time Lender reasonably determines that the amount on deposit in the Tax and Insurance Escrow Account is less than the Minimum Tax and Insurance Reserve Deposit, unless within three (3) Business Days following notice to Borrower of such default, Borrower deposits into the Tax and Insurance Escrow Account an amount equal to the Minimum Tax and Insurance Reserve Deposit less the amount then on deposit in the Tax and Insurance Escrow Account; or”
(vi) The following provision shall be added to the Loan Agreement as a new Section 8.1(a)(xviii):

“(xviii) if Borrower fails to deposit the Tax and Insurance Reserve Replenishment Amount into the Tax and Insurance Escrow Account pursuant to Section 7.1(b) hereof, unless within three (3) Business Days following notice to Borrower of such default, Borrower deposits the Tax and Insurance Reserve Replenishment Amount into the Tax and Insurance Escrow Account; or”
(vii) The following provision shall be added to the Loan Agreement as a new Section 8.1(a)(xix):
“(xix) if Borrower fails to deposit the Interest Reserve Replenishment Amount into the Interest Reserve Account pursuant to Section 7.2.1(c) hereof, unless within three (3) Business Days following notice to Borrower of such default, Borrower deposits the Interest Reserve Replenishment Amount into the Interest Reserve Account.”
(dd) Section 9.4 of the Loan Agreement is hereby amended as follows:
(i) Section 9.4(ix) of the Loan Agreement is hereby amended by deleting the existing provision in its entirety and replacing it with the following:
“if any of the restrictions to Transfer set forth in Section 5.2.10 of the Loan Agreement or in any of the other Loan Documents are violated (other than in connection with a Transfer of the Property to Lender or Lender’s designee pursuant to a foreclosure, deed in lieu of foreclosure, or other consensual Transfer);”.
(ii) Section 9.4(xiii) of the Loan Agreement is hereby amended by deleting the existing provision in its entirety and replacing it with the following:
“intentionally omitted;”.
(iii) Section 9.4(xiv) of the Loan Agreement is hereby amended by deleting the following at the end thereof:
“and/or”.
(iv) Section 9.4(xv) of the Loan Agreement is hereby amended by deleting the existing provision in its entirety and replacing it with the following:
“intentionally omitted;”.
(v) The following provision shall be added to the Loan Agreement as a new Section 9.4(xvi):

“(xvi) if Borrower or Guarantor, or any Affiliate of Borrower or Guarantor, objects (either in formal notice delivered to Lender or in any legal proceeding) to, interferes with, or prevents Lender from exercising any of the rights or remedies available to Lender pursuant to and in accordance with the Deed in Lieu Event Agreement (notwithstanding the possible non-enforceability of such Deed in Lieu Event Agreement), including the right to record the Deed and/or pursue a Consensual Foreclosure under the Deed in Lieu Event Agreement, provided that Lender shall have complied with the terms and provisions of the Deed in Lieu Event Agreement; and/or;”
(vi) The following provision shall be added to the Loan Agreement as a new Section 9.4(xvii):
“(xvii) if Borrower, Guarantor, or any Affiliate of Borrower or Guarantor, fails to cooperate with Lender, as determined by Lender in Lender’s reasonable discretion, to effectuate Lender’s rights to record the Deed or pursue a Consensual Foreclosure pursuant to and in accordance with the Deed in Lieu Event Agreement (notwithstanding the possible non-enforceability of such Deed in Lieu Event Agreement), including failure of Borrower or Guarantor, as applicable, to execute and deliver a substitute deed, Consensual Foreclosure Documents or other similar documents reasonably necessary for Lender to exercise such rights or remedies upon Lender’s request and reasonable notice from Lender.”
(ee) The following provision shall be added to the Loan Agreement as a new Section 9.8:
“Section 9.8 B Piece Holder Mezzanine Financing. Notwithstanding anything to the contrary contained herein, Borrower hereby agrees that B Piece Holder, or an affiliate of B Piece Holder, as applicable, shall have the right (but shall in no event be obligated), at any time after the date hereof, to advance loan proceeds to direct or indirect equity owners of Borrower (each, a “Mezzanine Borrower”) in the form of one or more mezzanine loans, which mezzanine loans shall be secured by a pledge of direct or indirect equity interests in Borrower by such Mezzanine Borrower (any such advances made in accordance with the terms hereof, a “B Piece Holder Mezzanine Loan”). In connection with any such B Piece Holder Mezzanine Loan, Borrower shall reasonably cooperate with B Piece Holder, and Borrower agrees and acknowledges that Mezzanine Borrower shall enter into mezzanine loan documents (the “B Piece Holder Mezzanine Loan Documents”), which B Piece Holder Mezzanine Loan Documents shall be reasonably satisfactory to Borrower in form and substance and shall also be subject to the approval of Lender as set forth in the Participation Agreement and otherwise acceptable to B Piece Holder, in its reasonable discretion, and shall provide, among other things, (i) that Mezzanine Borrower shall deliver to B Piece Holder, or its affiliate, as applicable, an original limited liability company certificate evidencing Mezzanine Borrower’s 100% direct or indirect equity interest in Borrower, as the case may be, and (ii) that upon Borrower’s failure to deposit the Tax and Insurance Reserve Replenishment Amount and the Interest Reserve Replenishment Amount each as required pursuant to and to the extent required by Section 7.1(b) and Section 7.2.1(c) hereof, respectively, within three (3) Business Days following notice to Borrower of such failure, B Piece Holder, as the lender under such B Piece Holder Mezzanine Loan, shall have the right to pursue any and all remedies provided in the B Piece Holder Mezzanine Loan Documents, including, without limitation, the right to pursue a strict foreclosure under the B Piece Holder Mezzanine Loan Documents (upon terms and conditions substantially similar to those set forth in the Deed in Lieu Event Agreement in connection with Lender’s exercise of remedies). Notwithstanding anything in this Section 9.8 to the contrary, to the extent the B Piece Holder Mezzanine Loan Documents provide that the funds advanced thereunder, or any portion thereof, are to be used, in whole or in part, to fund the Tax and Insurance Reserve Replenishment Amount and/or the Interest Reserve Replenishment Amount required to be deposited by Borrower pursuant to Section 7.1(b) and Section 7.2.1(c) hereof, respectively, and such B Piece Holder Mezzanine Loan funds are deposited by Borrower pursuant to Section 7.1(b) and Section 7.2.1(c) hereof, respectively, then the actual amount of such funds so deposited shall be credited against Borrower’s obligation to deposit the Tax and Insurance Reserve Replenishment Amount and/or the Interest Reserve Replenishment Amount pursuant to and to the extent required by Section 7.1(b) and Section 7.2.1(c) hereof, respectively. Notwithstanding anything in this Section 9.8 to the contrary, in no event shall Borrower incur any additional obligations under the Loan in connection with a B Piece Holder Mezzanine Loan.”
(ff) The Lender addresses set forth in Section 10.6 of the Loan Agreement are hereby deleted and replaced in their entirety with the following:

If to Lender:	Eastern Capital Fund I SPE (Vegas Paradise)
LLC and Eastern Capital Fund I
SPE (Vegas Paradise Affiliate) LLC
c/o Easter Real Estate LLC
120 Presidential Way, Suite 300
Woburn, Massachusetts 01801
Attention: Raymond M. Murphy
Facsimile No.: (781) 926-6426

with a copy to:	Goodwin Procter, LLP
53 State Street
Exchange Place
Boston, Massachusetts 02109

Attention: Minta Kay
Facsimile No.:(617) 523-1231

with a copy to:	NRFC UL Holdings, LLC
c/o NorthStar Realty Finance Corp.
433 East Colinas Blvd., Suite 100
Irving, Texas 75039
Attention: Robert Riggs
Facsimile No.: (972) 869-6521

with a copy to:	Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Alan S. Weil, Esq.
Facsimile No.: (212) 839-5599
(gg) Section 10.16(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“(c) Intentionally omitted.”
(hh) Article 12 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“ARTICLE XII
INTENTIONALLY OMITTED”
(ii) The following provisions are hereby added to the Loan Agreement as a new Article XIII:
“ARTICLE XIII
DEED IN LIEU OF FORECLOSURE
Section 13.1 Deed in Lieu Documents and Consensual Foreclosure Documents. Lender and Borrower are parties to the Deed in Lieu Event Agreement and, as more particularly set forth therein, Lender and Borrower have irrevocably and unconditionally delivered to Escrow Agent those certain duly executed Escrowed Documents to be released from escrow by Escrow Agent in accordance with the Escrow Agreement. Subject to Section 13.2 below, upon the occurrence of any Deed in Lieu Event, Lender shall have all rights and remedies available to it hereunder, under the other Loan Documents and under the Deed in Lieu Event Agreement.
Section 13.2 Deed in Lieu Event; Release from Escrow; Election of Remedies. At any time after the occurrence of a Deed in Lieu Event, Lender shall deliver a notice of the same to Escrow Agent and Borrower in accordance with the terms of the Escrow Agreement (a “Deed in Lieu

Notice”). Subject to the terms and conditions of the Escrow Agreement and the Deed in Lieu Event Agreement, upon receipt of a Deed in Lieu Notice, the Escrowed Documents shall be released from escrow to Lender or Lender’s Designee and Borrower (as applicable) by Escrow Agent in accordance with the Escrow Agreement. Subject to the terms and conditions of the Escrow Agreement and the Deed in Lieu Event Agreement, after the occurrence of a Deed in Lieu Event, Lender or Lender’s Designee shall have the right to elect whether to record the Deed and/or pursue a Consensual Foreclosure. It is acknowledged and agreed that none of Lender or Lender’s Designee shall have any obligation to record the Deed, and title to the Property shall not be deemed to have been transferred to Lender or Lender’s Designee, unless and until such party makes the election referred to in the prior sentence and the Deed is recorded or the Consensual Foreclosure is consummated. Notwithstanding the foregoing, if Lender or Lender’s Designee has not (i) elected to either pursue a Consensual Foreclosure or record the Deed within twelve (12) months after the occurrence of a Deed in Lieu Event and (ii) actually taken title to the Property pursuant to the Deed or the Consensual Foreclosure Documents or otherwise within such twelve (12) month period, then, subject to the Deed in Lieu Event Agreement and the Escrow Agreement, if the Deed in Lieu Documents have not theretofore been released, Escrow Agent shall automatically release such Deed in Lieu Documents to Lender or Lender’s Designee on the date that is twelve (12) months after such Deed in Lieu Event and, unless the failure of Lender or Lender’s Designee to take title pursuant to subclause (ii) above was caused by the existence of an intervening lien (other than a Permitted Encumbrance) or other action or inaction of Borrower in violation of this Agreement, Lender or Lender’s Designee shall promptly thereupon effectuate the taking of title to the Property by way of the Deed or otherwise. Nothing in the preceding sentences shall limit the right of Lender to exercise any other remedies available to Lender under this Agreement or the other Loan Documents or, if Lender has elected to (i) pursue but has not consummated a Consensual Foreclosure, to thereafter record the Deed or (ii) record the Deed and, after title to the Property has been transferred to Lender or Lender’s Designee, to thereafter elect to pursue the Consensual Foreclosure; provided, however, that upon (A) conveyance of title to the Property to Lender or Lender’s Designee pursuant to the election and completion of remedies under the Deed in Lieu Event Agreement and (B) the expiration of any right of redemption in favor of Borrower with respect to the Property, Lender or Lender’s Designee shall no longer have the right to pursue any other rights and remedies granted to such party under the Loan Documents other than as set forth in Section 13.4 hereof with respect to the continuing liability of Guarantor under the Non-Recourse Guaranty (if applicable) and other than the pursuit of the Consensual Foreclosure pursuant to the Consensual Foreclosure Documents and, provided further, that following the delivery by Lender to Borrower of the Deed in Lieu Notice, as long as Borrower is complying with the Deed in Lieu Event Agreement (including without limitation the cooperation of Borrower and Guarantor, as applicable, with Lender pursuant to the Deed in Lieu Event Agreement to the extent required by the Deed in Lieu Event Agreement), Lender shall forebear from pursuing any other remedy provided for in the Loan Documents, other than with respect to Lender’s right to make claims under the Non-Recourse Guaranty, subject to any limitations on Guarantor’s continuing liability under the Non-Recourse Guaranty as set forth in Section 13.4 hereof. Lender shall be solely responsible for all costs and expenses associated with the transfer of title to the Property from Borrower to Lender or Lender’s Designee.
Section 13.3 Absolute Conveyance. Borrower acknowledges and agrees that the conveyance of the Property to Lender or Lender’s Designee pursuant to the conveyances provided for in the Escrowed Documents and/or the Consensual Foreclosure Documents shall be an absolute transfer, assignment and conveyance of all of Borrower’s right, title and interest in and to the Property in fact as well as in form and is not now and shall not be intended as a mortgage, trust conveyance, deed of trust or security instrument of any kind; that the consideration for such conveyance is and shall be exactly as recited herein and in the Escrowed Documents and/or the Consensual Foreclosure Documents and Borrower shall have, from and after the transfer of title to the Property to Lender or Lender’s Designee, of record, pursuant to the Deed and/or the Consensual Foreclosure Documents as provided for herein, no further right, title or interest, including right of redemption or claims, in and to the Property (or any portion thereof) or to the proceeds and profits which may be derived therefrom of any kind whatsoever. Upon release of the Escrowed Documents from escrow to Lender or Lender’s Designee and/or execution of the Consensual Foreclosure Documents by the appropriate parties thereto, to the extent that Borrower receives any Gross Income from Operations, Borrower shall deliver or cause to be delivered all such Gross Income from Operations, immediately upon receipt by Borrower, to Lender or Lender’s Designee, as applicable, and all such Gross Income from Operations shall be held in trust for the benefit of Lender or Lender’s Designee, until so delivered.
Section 13.4 Release of Borrower from Liability; Limited Release of Guarantor. Lender has executed and delivered, as one of the Escrowed Documents, a release of Borrower and Guarantor from their respective obligations under the Loan Documents, however, it is acknowledged and agreed that the liability of Guarantor under the Non-Recourse Guaranty shall continue for any actions or inaction of Borrower or its Affiliates or conditions arising or occurring prior to the date upon which Lender or Lender’s Designee acquires title to the Property in accordance with the Deed in Lieu Event Agreement and all redemption rights of Borrower have expired, provided, however, that Guarantor shall have no continuing liability under Section 1.2(ix) of the Non-Recourse Guaranty solely as such Section would be applicable to a Transfer of the Property to Lender or Lender’s Designee pursuant to a Deed granted in favor of Lender or Lender’s Designee or a Consensual Foreclosure, each in accordance with the Deed in Lieu Event Agreement, or under Sections 1.2(xvi) and 1.2(xvii) of the Non-Recourse Guaranty, in each case following (A) transfer of title to the Property to Lender or Lender’s Designee pursuant to the Deed in Lieu Event Agreement and (B) the expiration of any right of redemption in favor of Borrower with respect to the Property. Except as set forth in the immediately preceding sentence and the release, the liability of Guarantor under the Non-Recourse Guaranty shall continue for a period of twelve (12) months following the date Lender or Lender’s Designee acquires title to the Property and all redemption rights of Borrower have expired, and after such twelve (12) month period shall be deemed fully released (other than with respect to claims or actions commenced prior to the expiration of such twelve (12) month period which shall continue beyond such twelve month period until fully adjudicated) in accordance with the release delivered by Lender in accordance with the Deed in Lieu Event Agreement.”
(jj) The following provisions are hereby added to the Loan Agreement as a new Article XIV:
“ARTICLE XIV
APPLICATION OF PROCEEDS FROM A SALE OF THE PROPERTY
Section 14.1 Net Sale Proceeds. If Borrower sells the Property, or any interest therein prior to the Maturity Date or acceleration of the Loan, Borrower shall pay all Net Sale Proceeds received by Borrower as follows:
(a) first, to A Piece Holder to prepay in full the A Piece Percentage of the aggregate Outstanding Principal Balance of the Loan plus all accrued but unpaid interest at the Applicable A Interest Rate and all other fees (including the Exit Fee and the applicable Prepayment Premium, if any), payments of interest at the Default Rate or other penalties that are otherwise payable to A Piece Holder as a result of an Event of Default or the late payment of any amounts required to be paid under the Loan Documents, if any; and
(b) second, to B Piece Holder to prepay in full the B Piece Percentage of the aggregate Outstanding Principal Balance of the Loan plus all accrued and unpaid interest at the Applicable B Interest Rate and all other fees, payments of interest at the Default Rate or other penalties that are otherwise payable to B Piece Holder as a result of an Event of Default or the late payment of any amounts required to be paid under the Loan Documents, if any.”
3. Conforming Changes. Each reference in the Loan Agreement to “this Agreement” shall, effective upon the date upon which the execution of this Amendment and the satisfaction of the conditions precedent set forth herein shall have occurred, be deemed a reference to the Loan Agreement as amended by this Amendment and shall include this Amendment. This Amendment shall form a part of the Loan Agreement and shall always be construed as amending the Loan Agreement.
4. Conditions Precedent. Before this Amendment becomes effective, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense, in a manner acceptable to Lender in its reasonable judgment:
(a) Borrower shall have deposited with Lender $860,000.00, which shall be deposited by Lender into the Tax and Insurance Escrow Account and shall thereafter constitute a portion of the Tax and Insurance Escrow Fund for all purposes under the Loan Agreement and the other Loan Documents.
(b) Borrower shall have deposited with Lender $2,140,000.00, which shall be deposited by Lender into the Interest Reserve Account and shall thereafter constitute a portion of the Interest Reserve Fund for all purposes under the Loan Agreement and the other Loan Documents.
(c) Lender shall have received (i) an updated Title Insurance Policy (or endorsement to the Title Insurance Policy) insuring that the terms and provisions of this Amendment shall not affect the priority of the Mortgage and insuring an amount equal to the stated principal amount of the Note (ii) and an updated endorsement to be attached to the Title Insurance Policy or an updated Title Insurance Policy with respect to the Option Parcel, each in form and substance reasonably satisfactory to Lender (collectively, the “Updated Title Policy”).
(d) No Default or Event of Default shall have occurred and be continuing.
(e) Lender shall have received opinion letters from Borrower’s counsel with respect to the due execution, authority and enforceability of the Note, this Amendment and the other Loan Documents (except for the possible non-enforceability of certain Escrowed Documents and the Deed in Lieu Event Agreement under Nevada law and New York law) being executed on the date hereof, and such other matters as Lender may reasonably require, all such opinion letters in form, scope and substance satisfactory to Lender and Lender’s counsel in their reasonable discretion.
(f) Each Guarantor shall have executed and delivered to Lender the Consent and Reaffirmation of Guarantor attached hereto as Exhibit A.

(g) Each of the DLJMB Parties and DLJ Guarantor shall have executed and delivered to Lender the Consent and Reaffirmation of DLJMB Parties and DLJ Guarantor attached hereto as Exhibit B.
(h) HRHH Development shall have executed and delivered to Lender the Consent and Reaffirmation of HRHH Development attached hereto as Exhibit C.
(i) Borrower and Lender shall have executed and delivered to Lender the Deed in Lieu Event Agreement, the Escrow Agreement and the Escrowed Documents in accordance with the terms of the Deed in Lieu Event Agreement and the Escrow Agreement, and shall have satisfied all conditions in such agreements to the extent such conditions are required to be satisfied as of the date of this Amendment.
(j) All costs and actual out-of-pocket expenses incurred by Lender and NRFC in connection with this Amendment, the First Letter Agreement, the Second Letter Agreement and the Third Letter Agreement, including, without limitation, charges for the Updated Title Policy and reasonable legal fees and expenses of the counsel to Lender and NRFC, and reasonable legal fees of Borrower’s counsel in connection with this Amendment, the First Letter Agreement, the Second Letter Agreement and the Third Letter Agreement (collectively, the “Second Amendment Costs”), shall have been paid from the Borrower’s Deposited Interest Reserve Funds.
5. Borrower’s Representations and Warranties. Borrower represents and warrants to Lender as follows as of the date hereof:
(a) All of the representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct.
(b) No Default or Event of Default has occurred and is continuing.
(c) The execution and delivery of this Amendment and the performance of Borrower’s obligations under the Loan Agreement as modified herein and the other Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower. The Loan Agreement as modified herein and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations.
6. Lender’s Representations and Warranties. Lender represents and warrants to Borrower that, as of the date hereof, Lender is the record holder of legal title to the Loan and, with the exception of the Contingent Interest Promissory Note and the Option Agreement, the Loan Documents, pursuant to (i) that certain Assignment and Assumption Agreement, dated November 12, 2008, by and between Original Lender and Lender, (ii) that certain Allonge, dated as of November 12, 2008, made by Original Lender in favor of Lender, (iii) that certain General Assignment and Assumption (Mortgage Loan Documents), dated as of November 12, 2008, by and among Original Lender, Lender and Eastern Affiliate, (iv) that certain UCC-3 Financing Statement Assignment, naming Lender as the secured party, which Financing Statement was filed on November 19, 2008 with the Delaware Secretary of State as Filing Number 20083869599 and (v) that certain UCC-3 Financing Statement Assignment, naming

Lender as the secured party, which Financing Statement was filed on November 19, 2008 in the official records of Clark County, Nevada as Book / Instrument Number 20081119-0003534 (the “Assignment Documents”) and, pursuant to the Assignment Documents, Lender is authorized to act as “Lender” for all purposes under the Loan Agreement and the Loan Documents (other than the Contingent Interest Promissory Note), including the execution and delivery of this Amendment and all other documents contemplated hereby, subject to the rights of Eastern Affiliate and the B Piece Holder under the Participation Agreement.
7. No Prejudice; Reservation of Rights. This Amendment shall not prejudice any rights or remedies of Lender under the Loan Documents. Lender reserves, without limitation, all rights which it has against any indemnitor, guarantor or endorser of the Loan Documents.
8. No Impairment. Except as specifically modified by this Amendment and the Omnibus Amendment and the other amendment documents executed by the parties hereto on the date hereof, all terms, covenants and provisions of the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.
9. Purpose and Effect of Lender’s Approval. Lender’s approval of any matter in connection with the Loan shall be for the sole purpose of protecting Lender’s security and rights. No such approval shall result in a waiver of any default of Borrower, except if and to the extent such waiver is expressly stated therein. In no event shall Lender’s approval be a representation of any kind with respect to the matter being approved.
10. No Rights Conferred on Others. Nothing contained in this Amendment or the Loan Documents shall be construed as giving any Person, other than the parties hereto, any right, remedy or claim under or with respect to this Amendment or the Loan Documents.
11. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
12. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon Borrower and Lender, and their respective successors and assigns.
13. Modification. This Amendment may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party(ies) against whom the enforcement of the modification, amendment, waiver, change or termination is sought.

14. Governing Law. This Amendment shall be governed by the terms and provisions of Section 10.3 of the Loan Agreement.
15. Severability. In the event any one or more of the provisions contained in this Amendment shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
16. Integration. The Loan Documents, including this Amendment, are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. In the event of any conflict between the terms of this Amendment and the terms of the Loan Agreement or any of the other Loan Documents, the terms of this Amendment shall govern.
17. Exculpation. Section 9.4 of the Loan Agreement (as amended pursuant to Section 2(r) hereof) is incorporated herein by reference as if the same were set forth in full herein.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Borrower and Lender have executed this Second Amendment to Loan Agreement as of the day and year first above written.

BORROWER: HRHH DEVELOPMENT TRANSFEREE, LLC, a Delaware limited liability company
By:	/s/ Richard Szymanski
	Name:	Richard Szymanski
	Title:	Vice President

LENDER: EASTERN CAPITAL FUND I SPE (VEGAS PARADISE) LLC, a Delaware limited liability company
By:	/s/ Raymond M. Murphy
	Name:	Raymond M. Murphy
	Title:	General Counsel
[Signatures continue on following page.]

Agreed to and Accepted by:

EASTERN CAPITAL FUND I SPE (VEGAS PARADISE AFFILIATE) LLC, a Delaware limited liability company

By:	/s/ Raymond M. Murphy

	Name:	Raymond M. Murphy
	Title:	General Counsel

NRFC UL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Daniel R. Gilbert

	Name:	Daniel R. Gilbert
	Title:	Executive Vice President & Chief Investment Officer

Exhibits Omitted